Exhibit 4.1

NUMBER UNITS
U-____________

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP ___________

GOLDEN STAR ACQUISITION CORPORATION

UNITS CONSISTING OF ONE SHARE OF ORDINARY SHARE AND ONE RIGHT TO RECEIVE TWO-TENTH OF ONE ORDINARY SHARE

THIS CERTIFIES THAT                         is the owner of              Units.

Each Unit of Golden Star Acquisition Corporation, Cayman Islands exempt company (the “Company”) (“Unit”) consists of one (1) ordinary share, par value $0.001 per share (“Ordinary Share”) and one (1) right (“Right”). Each Right entitles the holder to receive two-tenths (2/10) of one Ordinary Share. Every five Rights entitles the holder thereof to receive one ordinary share upon consummation of the Company’s initial Business Combination. The Ordinary Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to______, 2023, unless Ladenburg Thalmann & Co., Inc. elects to allow earlier separate trading, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering and issuing of a press release announcing when separate trading will begin. The terms of the Rights are governed by a Rights Agreement dated as of            , 2023, between the Company and VStock Transfer LLC, as Right Agent, respectively, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Right Agent at _______________________________________, and are available to any Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the Cayman Islands.

Witness the facsimile signature of its duly authorized officers.

Secretary	Chief Executive Officer

GOLDEN STAR ACQUISITION CORPORATION

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT		Custodian
				(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

Additional abbreviations may also be used though not in the above list.

For value received,               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE):

________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE

GUARANTOR INSTITUTION (BANKS,

STOCKBROKERS,

SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS

WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT

TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated            , 2023, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination by            , 202_, (ii) the Company redeems Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the Ordinary Share if it does not consummate an initial business combination by ______________, 202_, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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